FOR J.P. MORGAN INSTITUTIONAL TAX EXEMPT MONEY MARKET FUND

Supplemental Proxy Information: A Joint Special Meeting of Shareholders of the J.P. Morgan Family of Funds was held on June 25, 1998, adjourned to August 20, 1998. Each of the applicable funds voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise, specified.

     1. To elect a slate of five Trustees to hold office for a term of unlimited duration subject to the current retirement age of 70 (applicable to J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust):

                                            Votes in          Votes
                                            Favor of          Against
Frederick S. Addy                   2,592,561,591             8,840,251
William G. Burns                    2,592,561,591             8,840,251
Arthur C. Eschenlauer                       2,592,561,591              8,840,251
Matthew Healey                      2,592,561,591             8,840,251
Michael P. Mallardi                         2,592,561,591              8,840,251

2. To standardize the funds' and their corresponding portfolios' fundamental investment restrictions:

     2A. Diversification of investments (applicable to all funds and portfolios except for J.P. Morgan Japan Equity, J.P. Morgan Institutional Equity, J.P. Morgan Institutional International Bond, J.P. New York Total Return Bond, J.P.
Morgan Institutional New York Total Return Bond, J.P. Morgan Emerging Markets Debt and J.P. Morgan California Bond Funds and their corresponding portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2B. Concentration of assets in a particular industry (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2C. Issuance of senior securities (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2D. Borrowing (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0




2E. Underwriting (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2F. Investment in Real Estate (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2G. Commodities (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2H. Lending (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0

2I. Reclassification of Other Fundamental Restrictions as Nonfundamental (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,660,624                31,144                    0

     3. Reclassification of Investment Objectives from Fundamental to Nonfundamental (applicable to all funds and portfolios except for J.P. Morgan Disciplined Equity, J.P. Morgan Institutional Disciplined Equity, J.P. Morgan International Opportunities, J.P. Morgan Institutional International Opportunities, J.P. Morgan Global Strategic Income, J.P. Morgan Institutional Global Strategic Income, J.P. Morgan Emerging Markets Debt, J.P. Morgan U.S. Small Company Opportunities, J.P. Morgan Tax Aware U.S. Equity, J.P. Morgan California Bond, J.P. Morgan Institutional Treasury Money Market and J.P. Morgan Institutional Service Treasury Money Market Funds)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0


4. Approval of New Investment Advisory Agreement (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
354,691,768                0                         0





5. Amendment of the Declaration of Trust (applicable to J.P. Morgan Funds and J.P. Morgan Institutional Funds)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
2,411,567,264     7,638,329                 179,591,823

6. Ratification of the selection of independent accountants (applicable to J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
2,402,592,025              19,567,729                179,242,087